UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value	CSX	NASDAQ Global Select Market

Item 8.01.	Other Events.

CSX Corporation (“CSX” or the “Company”) is providing an update regarding the ongoing COVID-19 coronavirus pandemic (referred to as “COVID-19”) in connection with its previously announced registered offering of senior notes. The ultimate magnitude of COVID-19, including the extent of its impact on the Company’s financial and operating results, which could be material, will be determined by the length of time that the pandemic continues, its effect on the demand for the Company’s transportation services and the supply chain, as well as the effect of governmental regulations imposed in response to the pandemic.

As COVID-19 continues to spread and significantly impact the United States, CSX is taking a variety of measures to ensure the availability of its transportation services, promote the safety and security of its employees and support the communities in which it operates. However, public and private sector policies and initiatives to reduce the transmission of COVID-19, such as the imposition of travel restrictions, the promotion of social distancing and the adoption of work-from-home and online learning by companies and institutions, could adversely affect demand for the commodities and products that the Company transports, including import and export volume. In addition, COVID-19 and the related initiatives may result in supply chain disruption, which could have an adverse impact on volumes and make it more difficult for the Company to serve its customers. The extent to which the coronavirus impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information, which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. Moreover, our operations could be negatively affected if employees are quarantined as the result of exposure to a contagious illness.

The Company’s financial outlook for 2020, as previously provided, does not include the potential impacts of COVID-19, as described above. Further updates are expected to be provided in the Company’s first-quarter earnings announcement and conference call scheduled for April 22, 2020.

CSX is continuing to respond to this global crisis through comprehensive measures to protect our employees while fulfilling our vital role in the nation’s supply chain. Above all else, the Company is committed to the safety and well-being of its employees and is doing whatever possible to ensure that its facilities and operations follow the highest standards of safety and hygiene. At the same time, the Company and its employees remain committed to meeting the needs of customers and the communities in which we operate.

Safe Harbor Statement

Certain statements in this current report regarding future events and future financial performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements, because of, among other things, the risks and uncertainties related to COVID-19 and the risk factors identified under the heading “Risk Factors” and under the heading “Safe Harbor Statement” in the Company’s “Management’s Discussion and Analysis of Operations and Financial Condition” in the Company’s most recent Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Sean Pelkey
Name:	Sean Pelkey
Title:	Vice President and Treasurer

DATE: March 26, 2020